UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 10, 2008

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30229	04-3387074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2008, Sonus Networks, Inc. (the “Company”) terminated the employment of Chuba Udokwu, the Company’s Vice President of Engineering.

In connection with Mr. Udokwu’s termination, the Company and Mr. Udokwu entered into a Separation of Employment Agreement signed on October 10, 2008 (the “Separation Agreement”). The following summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.  Under the Separation Agreement, Mr. Udokwu will receive the following in connection with his termination:

•                  salary continuation payments for a 37 week period following the termination date at his annual base salary; and

•                  continued payment of health benefits for a 37 week period following the termination date.

In addition, Mr. Udokwu and the Company have agreed to other customary terms regarding his termination of employment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Separation of Employment Agreement between Sonus Networks, Inc. and Chuba Udokwu signed October 10, 2008.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2008	SONUS NETWORKS, INC.

By:
/s/ Richard J. Gaynor
Richard J. Gaynor
Chief Financial Officer

Exhibit Index

10.1	Separation of Employment Agreement between Sonus Networks, Inc. and Chuba Udokwu dated October 10, 2008.